                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ____________________

                                  FORM 8-K/A


                                Current Report

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported) September 27, 1996



                     EASTERN ENVIRONMENTAL SERVICES, INC.
                     ------------------------------------
                (Exact name of issuer as specified in charter)


  Delaware                           0-16102                  59-2840783
(State or Other Jurisdiction         Commission               (I.R.S. Employer
  or Incorporation or                file number                Identification
  Organization)                                                 Number)


              1000 CRAWFORD PLACE, MT. LAUREL, NEW JERSEY  08054
                   (Address of principal executive offices)

                                (609) 235-6009
             (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
-----------------------------------------------


          On September 27, 1996, the Registrant consummated the acquisition of Super Kwik, Inc., a New Jersey Corporation ("Super Kwik") and Waste Maintenance Services, Inc., a New Jersey Corporation ("Maintenance") pursuant to the terms of an Agreement of Merger dated July 29, 1996, among the Registrant, Super Kwik, Maintenance, and Willard and Glen Miller (the "Shareholders"). The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement is incorporated as
Exhibit 10.1.

          Pursuant to the Agreement of Merger, Super Kwik and Maintenance were merged into NHD, Inc., a wholly owned subsidiary of the Registrant, resulting in the Shareholders receiving 2,308,176 shares of the Registrant's common stock in exchange for all issued and outstanding shares of Super Kwik and Maintenance. The 2,308,176 shares of the Registrant's common stock were valued at $6.50 per share (the closing price of the Registrant's common stock on the business day five (5) days prior to the closing date), representing aggregate consideration of $15,003,144. No cash was paid to the Shareholders for the acquisition of the shares of Super Kwik and Maintenance. The acquisition is accounted for using the "pooling of interests" method of accounting. The Registrant has agreed to register the stock under the Securities Act of 1933 within 90 days of the date of closing pursuant to the terms of the Registration Rights Agreement dated September 27, 1996. The Registration Rights Agreement is incorporated as
Exhibit 10.2.

          The acquired assets would be used by the Registrant in the waste collection and disposal business. The Shareholders, Willard and Glen Miller, were hired by the Registrant as President and Vice-President, respectively, to oversee the Super Kwik and Maintenance operations.

ITEM 7.  COMBINED FINANCIAL STATEMENTS, PRO FORMA
         FINANCIAL INFORMATION, AND EXHIBITS
         -----------------------------------


(A)  COMBINED FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.
     ----------------------------------------------------

     Super Kwik, Inc. and Waste Maintenance Services, Inc.
     Independent Auditor's Report.
     Combined Balance Sheets as of June 30, 1996, 1995 and 1994.
     Combined Statements of Income for the years ended June 30, 1996, 1995 and
          1994.
     Combined Statements of Retained Earnings for the years ended June 30, 1996,
          1995 and 1994.
     Combined Statements of Cash Flows for the years ended June 30, 1996, 1995 and 1994.
     Notes to Combined Financial Statements.

(B)  PRO FORMA FINANCIAL INFORMATION.

     Eastern Environmental Services, Inc.
     Pro Forma Consolidated Statements of Operations for the years ended   June
     30, 1996, 1995 and 1994 (Unaudited).
     Pro Forma Consolidated Statement of Operations for the three months ended
          September 30, 1996 (Unaudited).
     Pro Forma Consolidated Balance Sheet as of June 30, 1996 (Unaudited).
     Pro Forma Consolidated Balance Sheet as of September 30, 1996 (Unaudited).

(C)  EXHIBITS.

     * 10.1    Agreement of Merger dated July 29, 1996 between
               Eastern Environmental Services, Inc. and Super Kwik,
               Inc., Waste Maintenance Services, Inc., Willard Miller and Glen Miller.

     * 10.2 Registration Rights Agreement dated September 27, 1996 between Eastern Environmental Services, Inc. and Willard Miller. (Pursuant to Instruction 2 to Item 601 of Regulation S-K, the Registration Rights Agreement, which is substantially identical in all material respects except as to the party thereto, between the Registrant and Glen Miller is not being filed.)

       23.1    Consent of Bardall, Weintraub P.C.

________________________________________________________________________________

* Incorporated by reference


                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 EASTERN ENVIRONMENTAL SERVICES, INC.



     Date: July 10, 1997         By: /s/ Louis D. Paolino, Jr.
                                     ___________________________

                                         Louis D. Paolino, Jr.
                                         President

                                C O N T E N T S



Independent Auditor's Report                                     1


Combined Comparative Balance Sheet                               2


Combined Comparative Statement of Income                         3


Combined Comparative Statement of Retained Earnings              4


Combined Comparative Statement of Cash Flows                   5 - 6


Notes to the Combined Comparative Financial Statements         7 - 10

--------------------------------------------------------------------------------
Bardall, Weintraub P.C.
Certified Public Accountants
--------------------------------------------------------------------------------


                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors of
Super Kwik, Inc. and Waste Maintenance Services, Inc.



We have audited the accompanying combined comparative balance sheet of Super Kwik, Inc. and Waste Maintenance Services, Inc. as of June 30, 1996, 1995, and 1994 and the related combined comparative statements of income, retained earnings and cash flows for the years then ended. These combined comparative financial statements are the responsibility of the corporations' management. Our responsibility is to express an opinion on these combined comparative financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined comparative financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined comparative financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined comparative financial statements referred to above present fairly, in all material respects, the combined comparative financial position of Super Kwik, Inc. and Waste Maintenance Services, Inc. as of June 30, 1996, 1995 and 1994 and the combined comparative results of its operations and changes in cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Bardell, Weintraub P.C.


BARDALL, WEINTRAUB P.C.
Turnersville, New Jersey 08012
September 30, 1996

                                SUPER KWIK, INC.
                        WASTE MAINTENANCE SERVICES, INC.
                       COMBINED COMPARATIVE BALANCE SHEET
                          JUNE 30, 1996, 1995 AND 1994

                                  A S S E T S

CURRENT ASSETS                                    1996       1995       1994

Cash                                            23,185    383,743     11,242
Accounts receivable-net                      1,546,212  1,582,833  1,503,192
Other Current Assets                           555,140    733,987    640,446
                                             ---------  ---------  ---------
    TOTAL CURRENT ASSETS                     2,124,537  2,700,563  2,154,880

PROPERTY AND EQUIPMENT-NET                   5,384,395  4,504,408  2,702,178

OTHER ASSETS
  Loans receivable-stockholders                432,902    204,001    125,495
  Intangible assets-net                        723,767    691,978    226,509
                                             ---------  ---------  ---------
    TOTAL OTHER ASSETS                       1,156,669    895,979    352,004
                                             ---------  ---------  ---------
    TOTAL ASSETS                             8,665,601  8,100,950  5,209,062
                                             =========  =========  =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes payable-current portion
    of long term debt                          287,985    310,800    204,996
  Obligations under capital lease-current    1,240,358  1,131,924    840,000
  Note payable-short term                      345,000          0     16,250
  Accounts payable                           1,023,151    835,888    567,839
  Accrued expenses and taxes                   369,159    283,394    300,041
                                             ---------  ---------  ---------
    TOTAL CURRENT LIABILITIES                3,265,653  2,562,006  1,929,126

LONG-TERM DEBT
  Notes payable                                636,637  1,048,226    477,504
  Obligations under capital lease            2,774,124  2,197,430  1,096,457
                                             ---------  ---------  ---------
    TOTAL LONG TERM DEBT                     3,410,761  3,245,656  1,573,961

DEFERRED TAXES                                  62,826     84,614     38,588
                                             ---------  ---------  ---------
    TOTAL LIABILITIES                        6,739,240  5,892,276  3,541,675

STOCKHOLDERS' EQUITY
  Common stock
    Super Kwik, Inc.
      1000 shares authorized, 100 shares
      issued & outstanding, no par value         2,000      2,000      2,000
    Waste Maintenance Services, Inc.
      1000 shares authorized, 100 shares
      issued & outstanding, no par value           100        100        100
  Additional paid in capital                    61,484     61,484     61,484
  Retained earnings                          1,862,777  2,145,090  1,603,803
                                             ---------  ---------  ---------
    TOTAL STOCKHOLDERS' EQUITY               1,926,361  2,208,674  1,667,387
                                             ---------  ---------  ---------
    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                    8,665,601  8,100,950  5,209,062
                                             =========  =========  =========
Note:  See Independent Auditor's Report.

 The accompanying notes are an integral part of the financial statements.

                                SUPER KWIK, INC.
                        WASTE MAINTENANCE SERVICES, INC.
                    COMBINED COMPARATIVE STATEMENT OF INCOME
                FOR THE YEARS ENDED JUNE 30, 1996, 1995 AND 1994


                                     6-30-96               6-30-95          6-30-94

SALES-NET                   20,521,676     100.0   18,865,547  100.0  16,000,394  100.0

COST OF SALES
  Direct Costs              14,471,657      70.5   13,628,498   72.2  11,695,799   73.1
  Depreciation                 922,064       4.5    1,108,400    5.9     902,940    5.6
                            ----------   -------   ----------  -----  ----------  -----

    TOTAL COST OF SALES     15,393,721      75.0   14,736,898   78.1  12,598,739   78.7
                            ----------   -------   ----------  -----  ----------  -----

    GROSS PROFIT             5,127,955      25.0    4,128,649   21.9   3,401,655   21.3

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES
  Operating expense          4,790,198      23.4    3,147,636   16.6   2,763,791   17.3
  Interest expense             439,074       2.1      330,671    1.7     276,581    1.7
  Depreciation and
   amortization expense        202,682       1.0       76,613     .5     100,488     .6
                            ----------   -------   ----------  -----  ----------  -----
    TOTAL SELLING,
     GENERAL AND
     ADMINISTRATIVE
     EXPENSES                5,431,954      26.5    3,554,920   18.8   3,140,860   19.6
                            ----------   -------   ----------  -----  ----------  -----
    NET INCOME/(LOSS)
     FROM OPERATIONS          (303,999)     (1.5)     573,729    3.1     260,795    1.7


OTHER INCOME                     9,599        .0       30,227     .1       8,071     .0
                            ----------   -------   ----------  -----  ----------  -----

    NET INCOME/(LOSS)
      BEFORE TAXES            (294,400)     (1.5)     603,956    3.2     268,866    1.7

CORPORATE TAXES                (12,087)      (.1)      62,669     .3      49,573     .3
                            ----------   -------   ----------  -----  ----------  -----

    NET INCOME/(LOSS)         (282,313)     (1.4)     541,287    2.9     219,293    1.4
                            ==========   =======   ==========  =====  ==========  =====




Note:  See Independent Auditor's Report.
      The accompanying notes are an integral part of the financial statements.

                                SUPER KWIK, INC.
                        WASTE MAINTENANCE SERVICES, INC.
              COMBINED COMPARATIVE STATEMENT OF RETAINED EARNINGS
                FOR THE YEARS ENDED JUNE 30, 1996, 1995 AND 1994



                            6-30-96        6-30-95        6-30-94


BEGINNING BALANCE       $  2,145,090   $  1,603,803   $  1,384,510


NET INCOME/(LOSS)           (282,313)       541,287        219,293
                         -----------    -----------    -----------


 ENDING BALANCE         $  1,862,777   $  2,145,090      1,603,803
                          ==========     ==========     ==========



Note:  See Independent Auditor's Report.
      The accompanying notes are an integral part of the financial statements.

                                SUPER KWIK, INC.
                        WASTE MAINTENANCE SERVICES, INC.
                  COMBINED COMPARATIVE STATEMENT OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 1996, 1995 AND 1994

                                             6-30-96       6-30-95       6-30-94
CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers            20,517,466    18,684,696    16,150,027
  Cash paid to suppliers & employees     (18,808,625)  (16,513,825)  (14,618,583)
  Interest received                            2,063           383         1,126
  Interest paid                             (413,757)     (332,588)     (282,749)
  Corporate taxes paid                        (2,977)       (6,622)      (14,876)
                                         -----------   -----------   -----------
    NET CASH PROVIDED BY
     OPERATING ACTIVITIES                  1,294,170     1,832,044     1,234,945


CASH FLOWS FROM INVESTING ACTIVITIES:
  Loans receivable                          (213,930)      (81,955)       41,107
  Purchases of property and equipment     (1,914,022)   (2,855,811)     (962,395)
  Cash payments for intangible assets       (122,500)     (574,950)      (92,500)
                                         -----------   -----------   -----------
    NET CASH USED IN
     INVESTING ACTIVITIES                 (2,250,452)   (3,512,716)   (1,013,788)


CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of debt                         2,250,990     3,961,792     2,307,759
  Payments of debt                        (1,655,266)   (1,908,619)   (2,535,399)
                                         -----------   -----------   -----------
    CASH FLOWS PROVIDED BY (USED IN)
     FINANCING ACTIVITIES                    595,724     2,053,173      (227,640)
                                         -----------   -----------   -----------

    NET INCREASE (DECREASE) IN CASH         (360,558)      372,501        (6,483)

CASH AT BEGINNING OF YEAR                    383,743        11,242        17,725
                                         -----------   -----------   -----------

    CASH AT END OF YEAR                       23,185       383,743        11,242
                                         ===========   ===========   ===========




Note:  See Independent Auditor's Report.
       The accompanying notes are an integral part of the financial statements.

                                SUPER KWIK, INC.
                        WASTE MAINTENANCE SERVICES, INC.
                  COMBINED COMPARATIVE STATEMENT OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 1996, 1995 AND 1994

                                                6-30-96     6-30-95     6-30-94

NET INCOME/(LOSS)                              (282,313)    541,287     219,293


ADJUSTMENTS TO RECONCILE NET INCOME/(LOSS)
 TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES:
(Increase)/Decrease
  Accounts receivable                            (4,210)   (180,851)    149,633
  Prepaid expenses                              176,077     (82,092)    (86,365)
Increase/(Decrease)
  Accounts payable                              187,263     268,049     (63,081)
  Accrued expenses                               85,765     (16,647)     17,379
  Deferred taxes                                (21,788)     46,026     (42,987)
  Deferred Income                                     0           0     (51,383)
  Accrued interest income                       (12,201)     (8,000)     (5,795)
  Depreciation and amortization               1,124,746   1,185,013   1,003,428
  Bad debt                                       40,831     101,210      95,923
  Gain on sale of equipment                           0     (21,951)     (1,100)
                                              ---------   ---------   ---------

    TOTAL ADJUSTMENTS                         1,576,483   1,290,757   1,015,652
                                              ---------   ---------   ---------
    NET CASH FLOW FROM
     OPERATING ACTIVITIES                     1,294,170   1,832,044   1,234,945
                                              =========   =========   =========




Note:  See Independent Auditor's Report.
       The accompanying notes are an integral part of the financial statements.

                                SUPER KWIK, INC.
                        WASTE MAINTENANCE SERVICES, INC.
             NOTES TO THE COMBINED COMPARATIVE FINANCIAL STATEMENTS


SUPER KWIK, INC. was incorporated in January of 1972 under the laws of the State of New Jersey. The Company is a closely held corporation with its office located in Voorhees, New Jersey. WASTE MAINTENANCE SERVICES, INC. was incorporated in the state of New Jersey in March, 1987. The corporation is closely held. The combined companies provide trash removal service in the area of Central and Southern New Jersey.

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          (A) In combining the financial statements of the two entities, all inter-company transactions have been eliminated.

          (B) Income and expenses are recorded on the accrual method of accounting.

          (C) Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided primarily on the straight-line basis over the estimated useful lives of the assets.

          (D) Intangible assets are amortized over five (5) or fifteen (15) years by use of the straight line method.

          (E) Waste Maintenance Services, Inc. has elected S corporation status for federal tax purposes. On January 1, 1994 the company elected S corporation status for New Jersey state tax purposes. On January 1, 1996, Super Kwik, Inc. elected S corporation status for federal and state tax purposes. Due to these elections the corporation's federal and state taxes are the responsiblity of the individual shareholders and no accrual for federal taxes is reflected to current income. State corporate taxes are reflected as an accrual related to current income based on a reduced rate related to state S corporation status. Waste Maintenance Services Inc. reports income and expenses for tax purposes utilizing the modified cash method of accounting.

NOTE 2.   ALLOWANCE FOR DOUBTFUL ACCOUNTS

          The allowance for doubtful accounts is $122,129, $78,937, $40,914 as of June 30, 1996, 1995 and 1994, respectively.

NOTE 3.   PROPERTY AND EQUIPMENT

          Property and equipment consists of the following breakdown:


                            6-30-96     6-30-95    6-30-94
Leasehold improvements      238,081     235,174    231,304
Containers                4,626,346   3,759,868  2,853,566
Vehicles                  6,429,017   5,728,361  4,170,617
Office furniture
  & equipment               926,836     582,855    374,321
                         ----------  ----------  ---------
                         12,220,280  10,306,258  7,629,808
 Less:  accumulated
   depreciation           6,835,885   5,801,850  4,927,630
                         ----------  ----------  ---------
    PROPERTY AND
     EQUIPMENT - Net      5,384,395   4,504,408  2,702,178
                         ==========  ==========  =========

Certain property and equipment is held as security on various notes payable.

                                SUPER KWIK, INC.
                        WASTE MAINTENANCE SERVICES, INC.
             NOTES TO THE COMBINED COMPARATIVE FINANCIAL STATEMENTS

NOTE 4.  INTANGIBLE ASSETS

         Intangible assets consist of the following breakdown:

                                               6-30-96    6-30-95  6-30-94
           Goodwill                            142,400     19,900   19,900
           Customer lists                      454,218    454,218   79,268
           Covenants not to compete            539,763    539,763  339,763
           Commitment fees                      12,400     12,400   12,400
                                             ---------  ---------  -------
                                             1,148,781  1,026,281  451,331
           Less: accumulated amortization      425,014    334,303  224,822
                                             ---------  ---------  -------
               INTANGIBLE ASSETS-NET           723,767    691,978  226,509
                                             =========  =========  =======

NOTE 5.  LOANS RECEIVABLE - STOCKHOLDERS

         These loans are non specific as to repayment terms. The interest rate for 1995 is 6% per annum. For fiscal year ended June 30, 1995 and 1994 the rate is 8% per annum.


NOTE 6.  DEFERRED TAXES

         A deferred tax liability exists due to different depreciation methods utilized between tax and financial statement accounting.


NOTE 7.  NOTES PAYABLE AND OBLIGATIONS UNDER CAPITAL LEASE

         A. The note is a bank loan in the amount of $750,000. The note will mature in September 1997. The note is payable in 60 equal principal payments of $12,500 per month with interest at 2% over the banks prime lending rate. The loan is secured by specific pieces of equipment and vehicles and the guarantees of Waste Maintenance Services, Inc. and Super Kwik, Inc. and the president of Super Kwik, Inc.

         B. The note is a demand loan with a maximum credit line of $500,000 with interest at 9 1/2% per annum. The loan is secured by the assets of the corporation.

         C. The note is an installment loan in the amount of $187,742. The loan matures in December 1997. The loan is payable in 48 equal payments with interest at 8% per annum. The loan is secured by the personal guarantee of the shareholder.

         D. The note is an installment loan in the amount of $925,000. The loan is being repaid in two separate agreements. The first matures in February 2000. The second matures in February 2005. The rate of interest on both agreements is 6.00% per annum. The loan is secured by the specific assets purchased.

                                SUPER KWIK, INC.
                        WASTE MAINTENANCE SERVICES, INC.
             NOTES TO THE COMBINED COMPARATIVE FINANCIAL STATEMENTS


NOTE 7.  NOTES PAYABLE AND OBLIGATIONS UNDER CAPITAL LEASE (Continued)


         E. The notes consist of equipment financing from various financial institutions and with varying terms ranging from 36 to 60 months and with interest rates from four and six-tenths percent (4.6%) to ten and seven-tenths percent (10.7%).


                                       6-30-96    6-30-95    6-30-94
         A.                            190,000    340,000    490,000
         B.                            345,000          0     16,250
         C.                             83,150    137,500          0
         D.                            772,359    881,525          0
         E.                          3,893,595  3,329,355  2,128,957
                                     ---------  ---------  ---------
                                     5,284,104  4,688,380  2,635,207
             CURRENT PORTION         1,873,343  1,442,724  1,061,246
                                     ---------  ---------  ---------
             LONG-TERM LIABILITIES   3,410,761  3,245,656  1,573,961
                                     =========  =========  =========

         FUTURE MATURITIES OF NOTES PAYABLE AND OBLIGATIONS UNDER CAPITAL LEASE ARE AS FOLLOWS:

         For year ended June 30, 1998     $1,664,987
                                 1999        929,464
                                 2000        644,404
                                 2001        171,906
                                          ----------
                                          $3,410,761
                                          ==========

NOTE 8.  CONCENTRATION OF CREDIT RISKS FROM FINANCIAL INSTRUMENTS

         One of the corporations maintains most of its cash balances in one bank located in New Jersey. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. During the year, this corporation may have cash balances in this financial institution in excess of this limit. At June 30, 1996 the balances were in excess of insurable amounts by $107,682.

         The trade accounts receivable are concentrated (100%) in the regions known as central and Southern New Jersey.

                                SUPER KWIK, INC.
                        WASTE MAINTENANCE SERVICES, INC.
             NOTES TO THE COMBINED COMPARATIVE FINANCIAL STATEMENTS


NOTE 9.  401K PLAN

         The company instituted a 401K plan for its employees starting July 1, 1995. Employees can elect to contribute 1 to 15% of their compensation. The company will match employee contributions 25% on the first 4% of employee compensation contributed. To participate, employees must complete 1000 hours of service, 12 months of employment and attain 21 years of age. The employee benefits are vested over 6 years of service and are fully vested at 6 years of service. For fiscal year ended June 30, 1996, employer contributions were $19,555.

NOTE 10. SUBSEQUENT EVENTS

         The company has settled a sales and use tax audit with the State of New Jersey. The audit covered the periods from 1993 through 1995. The amount of the settlement was $24,651. The amount paid has been accrued as of the balance sheet date.

         Subsequent to the balance sheet date, the combined entities purchased and financed vehicles and equipment in the amount of $595,493.

         The combined entities merged with Eastern Environmental Services, Inc. on September 27, 1996. The merger will result in an income tax liability of approximately $625,000.

NOTE 11. RELATED PARTY TRANSACTIONS

         The combined entities contract for management services with a company that is fifty-percent (50%) owned by the stockholders of the combined entity. The charges for 1995, 1994 and 1993 were $590,310, $414,240 and
         $320,362, respectively.

         The combined entities rent real estate from the stockholders. The rents paid for 1995, 1994 and 1993 were $387,319, $338,017 and $169,454, respectively.

         The stockholder of Waste Maintenance Services, Inc. was owed compensation in the amount of $167,000 as of the balance sheet date. The amount has been accrued and expensed in the financial statements.

NOTE 12. ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED PRO FORMA CONSOLIDATED SUMMARY OF OPERATIONS FOR THE YEARS ENDED JUNE
                           30, 1996, 1995 AND 1994.


     The following unaudited pro forma consolidated Statements of Operations for the years ended June 30, 1996, 1995 and 1994 give effect to (i) the acquisition of Allied Environmental Services, Inc. and Affiliates ("Allied") for consideration of $700,000 in Eastern Environmental Services, Inc. common stock at an assumed fair market value of $6.00 per share, and (ii) the acquisition of Super Kwik, Inc. ("Super Kwik") and Waste Maintenance Services, Inc. ("Maintenance") pursuant to the terms of an Agreement of Merger. The Shareholders of Super Kwik and Maintenance received 2,308,176 shares of the Registrant's common stock in exchange for all issued and outstanding shares of Super Kwik and Maintenance. The above transactions are presented as if they had occurred on July 1, 1993. The Super Kwik and Maintenance acquisition is accounted for as a "pooling of interests." As a result, no material pro forma adjustments were deemed necessary to reflect the results of operations on a consolidated basis for this acquisition.

     The following unaudited pro forma financial data may not be indicative of what the results of operations of Eastern Environmental Services, Inc. would have been, had the transactions to which such data gives effect had been completed on the date assumed, nor are such data necessarily indicative of the results of operations of Eastern Environmental Services, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the historical financial statements and notes of Eastern Environmental Services, Inc. as filed in the Company's annual report filed on Form 10-K for the three years ended June 30, 1996 and the historical financial statements of Super Kwik, Inc. and Waste Maintenance Services, Inc. appearing elsewhere in this filing.

          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
                         THE YEAR ENDED JUNE 30, 1996.

                                                      Allied        Super Kwik, Inc.
                                    Eastern        Environmental       and Waste
                                 Environmental     Services, Inc.      Maintenance          Pro Forma               Pro Forma
                                 Services, Inc.    and Affiliates    Services, Inc.        Adjustments             Consolidated
                                 --------------    --------------   -----------------      -----------             ------------
Revenues                         $   7,632,503     $  10,549,739        $20,521,676         $        0           $  38,703,918
Cost of revenues                     6,857,418         8,211,825         15,393,721                 --              30,462.964
                                 -------------     -------------        -----------        -------------          -------------
Gross Profit                           775,085         2,337,914          5,127,955                  0               8,240,954


Selling, general and                                                                         ( 137,032 )  (1)
      administrative expenses        3,853,145         3,231,358          4,992,880          ( 885,723 )  (2)       11.054.628
                                 -------------     -------------        -----------        -------------         -------------

Operating (loss) income            ( 3,078,060 )       ( 893,444 )          135,075          1,022,755             ( 2,813,674 )

Interest expense                     ( 153,428 )       ( 108,881 )        ( 439,074 )               --               ( 701,383 )
Other (expense) income               ( 268,555 )     ( 1,817,733 )            9,599          1,817.733    (3)        ( 258,956 )
                                 -------------     -------------        -----------        -------------           -------------
Loss before income taxes
      (benefit)                    ( 3,500,043 )     ( 2,820,058 )        ( 294,400 )        2,840,488             ( 3,774,013 )

Income taxes (benefit)                      --                --           ( 12,087 )               --                ( 12,087 )
                                 -------------     -------------        -----------        -------------          -------------
Net Loss                          $( 3,500,043 )    $( 2,820,058 )       $( 282,313 )      $ 2,840,488            $( 3,761,926 )
                                 =============     =============        ===========        =============          =============

Weighted average number
      of shares outstanding                                                                               (4)        7,996,796
                                                                                                                    ===========

Loss per share                                                                                                           $(.47)
                                                                                                                         ======

     NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
                         THE YEAR ENDED JUNE 30, 1996



1.) To adjust depreciation and amortization expenses for the change in the basis of property and equipment, net of historical depreciation and amortization of Allied Environmental Services, Inc. and Affiliates ("Allied") which would have occurred had the purchase of the assets of Allied been completed July 1, 1995.

2.) To eliminate intercompany administrative charges directly related to cost sharing arrangements provided by Allied's prior parent which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

3.) To adjust for the write-off of certain intangible assets of Allied to reflect the recording of purchase accounting as if the acquisition was consummated at the beginning of the year whereby the Company would have assigned a value of zero to this intangible asset.

4.) For the purposes of determining pro forma loss per share, the issuance of 116,667 shares of common stock as consideration for the purchase of assets of Allied were considered to have been outstanding from July 1, 1995.

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
                         THE YEAR ENDED JUNE 30, 1995.

                                                          Super Kwik, Inc.
                                            Eastern          and Waste
                                         Environmental      Maintenance      Pro Forma
                                        Services, Inc.    Services, Inc.    Consolidated
                                       -----------------  ---------------  --------------
Revenues                                  $   8,650,945      $18,865,547   $  27,516,492
Cost of revenues                              7,430,228       14,736,898      22,167,126
                                           -------------      -----------   -------------
Gross Profit                                  1,220,717        4,128,649       5,349,366

Selling, general and
  administrative expenses                     3,149,863        3,224,249       6,374,112
                                           -------------      -----------   -------------

Operating (loss) income                     ( 1,929,146 )        904,400     ( 1,024,746 )

Interest expense                              ( 226,463 )      ( 330,671 )     ( 557,134 )
Other income                                    365,888           30,227         396,115
                                           -------------      -----------   -------------
Loss before income taxes
  (benefit)                                 ( 1,789,721 )        603,956     ( 1,185,765 )

Income taxes (benefit)                        ( 242,171 )         62,669       ( 179,502 )
                                           -------------      -----------   -------------
Net Loss                                   $( 1,547,550 )     $  541,287    $( 1,006,263 )
                                           =============      ===========   =============

Weighted average number
  of shares outstanding                                                        6,706,408
                                                                             ===========
Loss per share                                                                     $(.15)
                                                                                ========

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
                         THE YEAR ENDED JUNE 30, 1994.

                                                          Super Kwik, Inc.
                                             Eastern         and Waste
                                          Environmental     Maintenance      Pro Forma
                                         Services, Inc.   Services, Inc.   Consolidated
                                        ---------------   --------------   ------------
Revenues                                  $   8,480,955      $16,000,394    $24,481,349
Cost of revenues                              6,138,295       12,598,739     18,737,034
                                          -------------      -----------    -----------
Gross Profit                                  2,342,660        3,401,655      5,744,315

Selling, general and
  administrative expenses                     3,442,193        2,864,279      6,306,472
                                          -------------      -----------    -----------

Operating (loss) income                     ( 1,099,533 )        537,376      ( 562,157 )

Interest expense                               ( 75,132 )      ( 276,581 )    ( 351,713 )
Other income                                    155,933            8,071        164,004
                                           -------------      -----------    -----------
Loss from continuing
  operations before
  income taxes (benefit)                    ( 1,018,732 )        268,866      ( 749,866 )

Income taxes (benefit)                        ( 295,759 )         49,573      ( 246,186 )
                                           -------------      -----------    -----------
Net (loss) income from
continuing operations                      $  ( 722,973 )     $  219,293     $( 503,680 )
                                           =============      ===========    ===========

Weighted average number
  of shares outstanding                                                       6,698,381
                                                                            ===========
Loss per share                                                                    $(.08)
                                                                                 ======

                     Eastern Environmental Services, Inc.

                Pro Forma Consolidated Statement of Operations
                     Three Months Ended September 30, 1996
                                  (Unaudited)

Revenues                                        $  10,583,977
Cost of revenues                                    7,993,006
Selling, general and administrative expenses        1,952,001
Merger costs                                        1,856,340
                                                --------------

Operating loss                                    ( 1,217,370 )

Interest expense                                    ( 147,859 )
Other income                                           88,269
                                                --------------
Loss before income taxes                          ( 1,276,960 )

Income tax expense                                    673,000
                                                --------------
Net loss                                         ( $1,949,960 )
                                                ==============

Net loss per share                                      ($.18)
                                                ==============

Weighted average number of shares
  outstanding                                      10,849,031
                                                ==============

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1996

     The following unaudited pro forma consolidated balance sheet as of June 30, 1996 gives effect to (i) the acquisition of Allied Environmental Services, Inc. and Affiliates ("Allied") for consideration of approximately $700,000 in Eastern Environmental Services, Inc. common stock at an assumed fair market value of $6.00 per share; (ii) the acquisition of Super Kwik, Inc. and Waste Maintenance Services, Inc. pursuant to the terms of an Agreement of Merger, and (iii) the completion on August 9, 1996 of the private placement of Eastern Environmental Services, Inc. ("EESI") stock, providing net proceeds of $9,275,752 after issuance expense of $724,248. The above transactions are presented as if they had occurred on June 30, 1996.

     The following unaudited pro forma financial data may not be indicative of what the financial condition of EESI would have been, had the transactions to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the financial condition of EESI that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the historical financial statements and notes of Eastern Environmental Services, Inc. as filed in the Company's annual report filed on Form 10-K for the three years ended June 30, 1996 and the historical financial statements of Super Kwik, Inc. and Waste Maintenance Services, Inc. appearing elsewhere in this filing.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1996

                                                           Allied      Super Kwik, Inc.
                                        Eastern         Environmental     and Waste
                                     Environmental     Services, Inc.    Maintenance      Pro Forma             Pro Forma
                                     Services, Inc.    and Affiliates   Services, Inc.    Adjustments           Combined
                                    ----------------  ---------------- ----------------   -----------          ----------
Assets

Current Assets:
 Cash and cash
    equivalents                      $     617,398     $    ( 2,663 )     $   23,185      $ 9,278,415   (1)(2)  $ 9,916,335
 Accounts receivable,
    net of allowance                     1,272,138        2,058,642        1,546,212        ( 783,610 )    (2)    4,093,382
    Deferred income taxes                  372,445               --               --               --               372,445
    Tax refund receivable                   74,467               --               --               --                74,467
 Prepaid expenses and
    other current assets                   634,548           16,552          555,140         ( 16,552 )    (2)    1,189,688
                                     -------------    -------------       ----------      -----------           -----------
Total current assets                     2,970,996        2,072,531        2,124,537        8,478,253            15,646,317

Net property and equipment              10,918,566            5,484        5,384,395            ( 484 )    (2)   16,307,961

Assets held for resale                     859,262               --               --               --               859,262
Intangible assets                          311,014               --          723,767          417,884     (2)     1,452,665
Other assets                               505,173          127,116          432,902               --             1,065,191
                                     -------------    -------------       ----------      -----------           -----------

Total assets                         $  15,565,011    $   2,205,131       $8,665,601      $ 8,895,653           $35,331,396
                                     =============    =============       ==========      ===========           ===========

Liabilities and
 stockholders' equity

Current liabilities:
    Short-term borrowings                $  --                  $ 0       $  345,000          $  --             $   345,000
    Accounts payable                     1,945,343        1,524,541        1,023,151        ( 399,509 )   (2)     4,093,526
    Accrued expenses                     1,329,579           20,546          369,159         ( 20,546 )   (2)     1,698,738
    Income taxes payable                    57,739                0               --                                 57,739
 Current portion of accrued
    environmental costs                    870,000                0               --                                870,000
 Current position of long-
  term debt and obligations
    under capital leases                   325,852                0        1,528,343                              1,854,195
                                     -------------    -------------       ----------      -----------           -----------
Total current liabilities                4,528,513        1,545,087        3,265,653        ( 420,055 )           8,919,198

Deferred income taxes                      444,797                0           62,826                                507,623
Long-term debt and obligations
    under capital leases                 2,256,816                0        3,410,761               --             5,667,577
Landfill closure and
 accrued environmental
    costs                                2,088,457                0               --               --             2,088,457

Stockholders' equity:
    Common stock                            60,777           11,200            2,100           35,949   (1)(2)      110,026
 Additional paid-in
    capital                              9,020,714        3,071,396           61,484        6,857,207   (1)(2)   19,010,801
 Retained earnings
    (deficit)                          ( 2,758,804 )    ( 2,422,552 )      1,862,777        2,422,552     (2)     ( 896,027 )
 Less treasury stock at cost -
    39,100 common shares                  ( 76,259 )              0               --               --              ( 76,259 )
                                     -------------    -------------       ----------      -----------           -----------
Total stockholders'
    equity                               6,246,428          660,044        1,926,361        9,315,708            18,148,541

Total liability and
   stockholders' equity              $  15,565,011    $   2,205,131       $8,665,601      $ 8,895,653           $35,331,396
                                     =============    =============       ==========      ===========           ===========

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1996


1.) To record the receipt of the net proceeds from the offering of common stock of $10,000,000, net of issuance expenses of $724,248 and exchange of Super Kwik, Inc. and Waste Maintenance Services, Inc. stock for Eastern Environmental Services, Inc. common stock.

2.) To record the purchase of Allied Environmental Services, Inc. and Affiliates for consideration of $700,000 in EESI stock at an assumed fair market value of $6.00 per share. The excess of the cumulative purchase price over the cumulative net book value of the assets acquired has been assigned to goodwill. The assets not acquired and the liabilities not assumed have been eliminated.

                     Eastern Environmental Services, Inc.

                     Pro Forma Consolidated Balance Sheet
                           As of September 30, 1996
                                  (Unaudited)

ASSETS
Current assets:
 Cash and cash equivalents                                    $  7,590,920
 Accounts receivable, less allowance for
  doubtful accounts of $1,426,583                                5,517,943
 Deferred income taxes                                             372,445
 Tax refund receivable                                              74,467
 Prepaid expenses and other current assets                         904,098
                                                              --------------
Total current assets                                            14,459,873

Property and equipment:
 Land                                                            1,554,017
 Landfill Sites                                                 12,827,791
 Buildings and leasehold improvements                            1,986,504
 Vehicles                                                        8,916,084
 Machinery and equipment                                         6,914,492
 Furniture and fixtures                                          1,423,608
                                                              --------------
Total property and equipment                                    33,622,496
Accumulated depreciation and amortization                     ( 13,706,450 )
                                                              --------------
                                                                19,916,046

Assets held for resale                                             859,262
Excess cost over fair market value of net assets acquired,
 net of $465,935 accumulated amortization                        2,873,290
Other Intangible assets, net of $3,209,464 accumulated
 amortization                                                      687,836
Notes receivable from shareholders/officers                        433,577
Other assets, including $433,112 of restricted cash
 on deposit for landfill closure and insurance bonding             578,470
                                                              --------------

TOTAL ASSETS                                                  $ 39,808,354
                                                              ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Short-term borrowings                                          $  458,000
   Current maturities on long-term debt                              288,176
   Current maturities on capital lease obligations                 1,610,748
   Accounts payable                                                4,366,388
   Accrued expenses                                                3,855,498
   Income taxes payable                                               69,080
   Current portion of accrued landfill closure
      and other environmental costs                                  870,000
                                                                 -------------
Total current liabilities                                         11,517,890

Deferred income taxes                                              1,176,062
Long-term debt                                                     3,164,955
Capital lease obligations - long-term                              3,440,516
Accrued landfill closure and other environmental costs             2,100,526

Stockholders' equity:
    Common stock, $.01 par value:
      Authorized shares - 50,000,000
      Issued and outstanding shares - 11,567,484                     115,675
    Additional paid-in capital                                    21,213,714
    Retained earnings (deficit)                                  ( 2,844,725 )
                                                                 -------------
                                                                  18,484,664

    Less treasury stock at cost -
       39,100 common shares                                         ( 76,259 )
                                                                 -------------
Total stockholders' equity                                        18,408,405

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $39,808,354
                                                                 =============